Exhibit 10.26

CONSULTING SERVICES AGREEMENT
This Consulting Services Agreement (“Agreement”) is effective as of January 1, 2024 (the “Effective Date”) between AppLovin Corporation, a Delaware corporation (and its Affiliates as defined below), having its principal place of business at 1100 Page Mill Road, Palo Alto, CA 94304 (“Company”), and Herald Chen, an individual residing in California (“Consultant”), each a “Party” and together the “Parties”. Company desires to have Consultant perform consulting services as an independent contractor to the Company and Consultant desires to perform such services for Company, subject to and in accordance with the terms and conditions of this Agreement. “Affiliate” means any entity controlling, controlled by or under common control with another entity, and “control” means either (a) the ownership of at least 50% of the interest in an entity or (b) the possession of the power to direct or cause the direction of the management and policies of an entity. Any required written notice under this Agreement sent via email should be sent to legal@applovin.com for Company and hyc@hychen.com for Consultant.
1.SERVICES
1.aStatements of Work. From time to time, Company and Consultant may execute one or more Statements of Work, substantially in the form attached hereto as Exhibit A, that describe the specific services to be performed by Consultant (as executed, a “Statement of Work”). A Statement of Work will become binding when both Parties have signed it and once signed, Consultant will be obligated to provide the services and to deliver the materials and deliverables as specified in each Statement of Work. Each Statement of Work will expressly refer to this Agreement, will form a part of this Agreement, and will be subject to the terms and conditions contained herein. In the event of a conflict between this Agreement and any Statement of Work, the terms and conditions of this Agreement shall take precedence and control. A Statement of Work may be amended only by written agreement of the Parties.
1.bPerformance of Services. Consultant will perform the services described in each Statement of Work (the “Services”) in accordance with the terms and conditions set forth in each such Statement of Work and this Agreement. Consultant represents, warrants and covenants that Consultant will perform the Services under this Agreement in a professional and workmanlike manner, in compliance with all applicable laws, and that all deliverables, creatives, designs, modules, software, products, documentation and other materials specified in the Statement of Work or provided to Company (individually a “Deliverable,” collectively “Deliverables”) will comply with (i) the requirements set forth in the Statement of Work, (ii) Company’s Policies, and (iii) any samples or documents provided by Consultant to Company. “Policies” means any guidelines, specifications or policies provided to Consultant.
1.cPersonnel. Consultant will provide experienced and qualified personnel to provide the Services and the Deliverables. In their performance under this Agreement, Consultant personnel will comply with Company requests, rules, policies and regulations regarding personal and professional conduct. Company may remove any Consultant personnel that Company reasonably deems unacceptable. Consultant will be responsible for the performance of its personnel, including its employees, agents and subcontractors (collectively, “Personnel”) under this Agreement. Consultant may not subcontract the provision of any Services or Deliverables without the prior written consent of Company.
1.dNetwork Security. If and to the extent that Consultant will have physical or electronic access to Company’s computer network or systems, Consultant will comply with all network access and security requirements communicated by Company to Consultant from time to time.
1.eDelivery. Consultant will perform the Services and deliver to Company each Deliverable in accordance with this Agreement and any milestones and other requirements set forth in the Statement of Work.

Exhibit 10.26

1.fAcceptance. (a) Upon Consultant’s performance of the Services and delivery of each Deliverable in accordance with this Agreement and the applicable Statement of Work, Company will test the Services and Deliverable to determine whether it substantially conforms with Company’s requirements and any additional criteria provided in the applicable Statement of Work. In the event Company accepts the Services and/or any Deliverable, Company will provide Consultant a written acceptance promptly upon acceptance.
(b) If Company, in its reasonable and good faith judgment, determines that the Services or any Deliverable does not meet the Company’s requirements and any additional criteria provided in the applicable Statement of Work, Company will notify Consultant promptly after Consultant’s performance of the Services and/or submission of the Deliverable to give written notice to Consultant specifying any deficiencies. Consultant shall promptly cure any such deficiencies within ten (10) business days of such notice and then reperform the Services and resubmit the Deliverable for further review and acceptance testing in the same manner. Should any Services and/or Deliverable fail to satisfy the applicable requirements after the reperformance of the Services and resubmission of such Deliverable to Company, Company may (i) again reject the Services and/or Deliverable and return it to Consultant for further cure and resubmission; or (ii) terminate the relevant Statement of Work for cause immediately upon written notice to Consultant. In no event will Company owe Consultant any fees for Services and/or Deliverables that Company has not accepted in writing as specified in Section 1.6(a) above.
1.gConflicts of Interest. Consultant’s engagement under this Agreement will not prevent it from taking similar engagements with other clients who may be competitors of the Company. Consultant will, nevertheless, exercise care and diligence to prevent any actions or conditions which could result in a conflict with Company’s best interest.
2.PAYMENT
1.aFees. As Consultant’s sole compensation for the performance of Services and delivery of the Deliverables, Company will pay Consultant the fees specified in the Statement of Work in accordance with the terms set forth therein. Without limiting the generality of the foregoing, Consultant acknowledges and agrees that Company’s payment obligation will be expressly subject to the acceptance criteria set forth in Section 1.6 of this Agreement and Consultant’s completion or achievement of certain milestones, if any, to Company’s reasonable satisfaction.
1.bExpenses. Company will reimburse Consultant for reasonable out-of-pocket travel, lodging, related or other expenses incurred by Consultant in connection with Consultant’s performance of Services.
1.cPayment Terms. All fees and other amounts set forth in the Statement of Work, if any, are stated in and are payable in U.S. dollars. Unless otherwise provided in a Statement of Work, Consultant will invoice Company on a monthly basis for all fees and expenses payable to Consultant. Company will pay the full amount of each such invoice within thirty (30) days following receipt thereof, except for any amounts that Company disputes in good faith. The Parties will use their respective commercially reasonable efforts to promptly resolve any such payment disputes.
1.dBooks and Records. During the term of this Agreement and for one year thereafter, Consultant will keep copies of books and records related to amounts Consultant requests to be paid for the Services and Deliverables. Company may, on reasonable notice to Consultant and during normal business hours no more than once per year, examine and make copies of such books and records for purposes of auditing and verifying the fees charged under this Agreement and Consultant’s compliance with its obligations hereunder.
3.RELATIONSHIP OF THE PARTIES
1.aIndependent Contractor. Consultant is an independent contractor and nothing in this Agreement will be construed as establishing a partnership, joint venture, agency, employment or similar relationship between Company and Consultant. Consultant has no authority to bind Company by contract or otherwise. Consultant will perform Services under the general direction of Company, but Consultant will determine, in Consultant’s sole

Exhibit 10.26

discretion, the manner and means by which Services are accomplished, subject to the requirement that Consultant will at all times comply with applicable law.
1.bBackground Check. Consultant agrees to perform, in compliance with all relevant laws and regulations, criminal and civil background checks on all of its agents and employees who will provide Services pursuant to this Agreement. Before a Consultant’s agent or employee enters Company’s premises, Consultant shall certify to Company that it has performed a full and complete background check on such agent or employee and found no negative information. In the event Consultant’s agent or employee will enter Company’s premises or utilize Company’s equipment to perform the Services, Company may require Consultant’s agent or employee pass a Company initiated criminal and civil background check, in compliance with all relevant laws and regulations. Consultant will, and Consultant shall ensure Consultant’s agent or employee will, fully cooperate with Company in completing such background check. If any negative information is found, Company reserves the right, and Consultant agrees, to provide Company with a replacement agent or employee
1.cTaxes and Employee Benefits. Consultant will report to all applicable government agencies as income all compensation received by Consultant pursuant to this Agreement. Consultant will be solely responsible for and will file on a timely basis, all tax returns and payments required to be filed with, or made to, any federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. Consultant will also be solely responsible for all social security, workers’ compensation, unemployment and disability insurance or similar items required by any government agency. Consultant is solely responsible for, and must maintain adequate records of expenses incurred in the course of performing services under this Agreement. Consultant will not be entitled to any benefits paid or made available by Company to its employees, including, without limitation, any vacation or illness payments, or to participate in any plans, arrangements or distributions made by Company pertaining to any bonus, stock option, profit sharing, insurance or similar benefits. Consultant will indemnify and hold Company harmless from and against all damages, liabilities, losses, penalties, fines, expenses and costs (including reasonable fees and expenses of attorneys and other professionals) arising out of or relating to any obligation imposed by law on Company to pay any withholding taxes, social security, unemployment or disability insurance or similar items in connection with compensation received by Consultant pursuant to this Agreement.
4.OWNERSHIP
1.aOwnership of Deliverables. Consultant agrees that all Deliverables will be the sole and exclusive property of Company. If any portion of any Deliverable qualifies as a “work made for hire” under applicable law, Company and Consultant agree that title to such portion of the Deliverable shall vest in Company (or such Company Affiliate as Company may from time to time designate) as a work made for hire. With respect to all other portions of the Deliverable, Consultant hereby irrevocably transfers and assigns to Company (or such Company Affiliate as Company may from time to time designate), to the fullest extent permitted under applicable law, all existing and future right, title and interest therein and thereto, including all worldwide patent rights (including patent applications and disclosures), copyright rights, database rights, trademark, mask work rights, trade secret rights, know-how, right of publicity and any and all other intellectual property or proprietary rights (collectively, “IPR”) therein, as well as the right to sue for damages and other remedies for infringement of any IPR. At Company’s request and expense, during and after the term of this Agreement, Consultant will assist and cooperate with Company in all respects, and will execute documents, and will take such further acts reasonably requested by Company to enable Company to acquire, transfer, maintain, perfect and enforce its IPR and other legal protections for the Deliverables. Consultant hereby appoints the officers of Company as Consultant’s attorney-in-fact to execute documents on behalf of Consultant for this limited purpose.
1.bWaiver of Moral Rights. To the fullest extent permitted by applicable law, Consultant hereby irrevocably and absolutely waives and agrees never to assert any and all Moral Rights (as defined below) that Consultant may have in or with respect to any existing and future Deliverables, during and after the term of this Agreement. “Moral Rights” means any rights under 17 U.S.C. § 106A, any rights to claim authorship of a work, to object to or prevent the modification or destruction of a work, to withdraw from circulation or control the publication or distribution of

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a work, and any similar right, existing under judicial or statutory law of any country in the world, or under any treaty, regardless of whether or not such right as called or generally referred to as a “moral right.”
1.cRelated Rights. To the extent that Consultant owns, licenses or controls (presently or in the future) any IPR that may be infringed or otherwise violated by the Company’s (or its successors’ or assigns’) exploitation of the Deliverables, (collectively, “Related Rights”), Consultant hereby grants to Company a non-exclusive, royalty-free, irrevocable, perpetual, transferable, sub-licensable (through multiple levels of sub-licensees) worldwide license to make, have made, use, offer to sell, sell, import, copy, modify, create derivative works based upon, distribute, sublicense, display, perform and transmit any products, software, hardware, methods or materials of any kind that are covered by such Related Rights, to the extent necessary to enable Company to exercise all of the rights assigned to Company under this Agreement. To the extent any of the rights, title and interest in and to the Deliverables can neither be assigned nor licensed by Consultant to Company, Consultant hereby irrevocably waives and agrees never to assert the non-assignable and non-licensable rights, title and interest against Company, any of Company’s successors in interest or assigns, or any of Company’s customers.
5.CONFIDENTIAL INFORMATION
For purposes of this Agreement, “Confidential Information” means and will include without limitation: (i) any information, materials or knowledge regarding Company and its business, financial condition, products, programming techniques, customers, suppliers, technology or research and development that is disclosed to Consultant or to which Consultant has access in connection with performing Services regardless of whether such information, documents or tangible objects are labeled “confidential,” “proprietary,” or some similar designation, and includes all documents or information that would under the circumstances appear to a reasonable receiving party to be confidential or proprietary and/or intended by the Company to be Confidential Information under this Agreement; (ii) the Deliverables; and (iii) the terms and conditions of this Agreement and any Statement of Work. Confidential Information will not include any information that Consultant can demonstrate: (a) is or becomes part of the public domain through no fault of Consultant; (b) was rightfully in Consultant’s possession free of any obligation of confidence at the time of disclosure, without restriction as to use or disclosure; or (c) Consultant rightfully receives from a third party who has the right to disclose it and who provides it without restriction as to use or disclosure. A disclosure of any Confidential Information by Consultant (a) in response to a valid order by a court or other governmental body or (b) as otherwise required by compulsion of law, will not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes, provided, however, that Consultant provides prompt prior written notice thereof to Company to enable Company to seek a protective order or other relief (at its sole expense) to prevent or restrict the disclosure, Consultant agrees to comply with any such order issued by a court or administrative or regulatory agency, and Consultant only discloses the Confidential Information strictly necessary to comply with such order. Consultant agrees to hold all Confidential Information in strict confidence, not to use it in any way, commercially or otherwise, except in performing Services, and not to disclose it to others. Consultant further agrees to take all actions reasonably necessary to protect the confidentiality of all Confidential Information.
6.WARRANTIES
1.aConsultant Warranties. Consultant represents, warrants and covenants that (i) it has no pre-existing obligations or commitments (and will not assume or otherwise undertake any obligations or commitments) that would be in conflict or inconsistent with, or that would hinder, restrict or prohibit Consultant’s performance of its obligations under this Agreement, (ii) if Consultant is an entity, that it is a validly existing business entity, duly licensed; (iii) Consultant is, and will remain during the term of this Agreement, qualified and authorized to carry on business/operations and perform the obligations; (iv) Consultant, or the person signing this Agreement, has all binding authority to enter this Agreement on Consultant’s behalf; (v) Consultant will perform its obligations under this Agreement in a professional and workmanlike manner in accordance with generally accepted industry standards; (vi) Consultant’s performance of the Services called for by this Agreement does not and will not violate any applicable law, rule, or regulation; (vii) the Services and Deliverables will not infringe upon or otherwise violate the IPR of any third party; (viii) Consultant will not, and will not allow the Services to introduce into the

Exhibit 10.26

Deliverables, Company software or systems any viruses, worms, time bombs, corrupted files, Trojan horses or other harmful or malicious code, files, scripts, agents, programs, or any other similar code that may interrupt, limit, or damage the operation of Company’s business, computers or property; and (ix) that neither it, nor any affiliated company, are included on any of the restricted party lists maintained by the U.S. Government – including the Specially Designated Nationals List and Foreign Sanctions Evaders List administered by the U.S. Department of Treasury’s Office of Foreign Asset Control and the Denied Parties List, Unverified List, and Entity List maintained by the U.S. Department of Commerce’s Bureau of Industry and Security – or by any government authority in the countries where a Party operates.
1.bPerformance Standard. Consultant represents and warrants that Services will be performed in a thorough and professional manner, consistent with high professional and industry standards by individuals with the requisite training, background, experience, technical knowledge and skills to perform Services.
1.cNon-infringement. Consultant represents, warrants and covenants that the Deliverables do not and will not infringe, misappropriate or violate the rights of any third party, including, without limitation, any IPR or any rights of publicity or rights of privacy, including without limitation the Data Protection Laws (as defined in Exhibit B).
7.INDEMNITY
1.aInfringement Indemnity. Consultant will defend, indemnify and hold Company and its directors, employees, and agents (collectively, the “Indemnitees”) harmless from and against all claims, damages, liabilities, penalties, fines, losses, expenses and costs including reasonable fees and expenses of attorneys and other professionals (collectively, “Losses”) arising out of or related to any allegation or action against Company that is based on a claim that any Services performed under this Agreement, or the results of such Services (including the Deliverables), or Company’s use thereof, infringe, misappropriate or violate a third party’s IPR, rights of privacy (including without limitation the Data Protection Laws), rights of publicity, or any other rights of such third party
1.bGeneral Indemnification. Consultant will indemnify, defend and hold harmless the Indemnitees from any against any and all Losses arising out of or relating to (i) any negligent act or omission or willful misconduct of Consultant or its Personnel in Consultant’s performance of or failure to perform the Services pursuant to this Agreement; (ii) Consultant’s failure to comply with applicable law in connection with its provision of Services hereunder; (iii) any claim for wages or benefits and/or related taxes against Company by Consultant or its Personnel;
(iv) any claim with respect to bodily injury, death or damage to tangible property sustained as a result of the Services or Deliverables; and (v) any other breach of Consultant’s representations, warranties or obligations under this Agreement.
1.cNotification, Rights and Cooperation. The indemnified party agrees to give the indemnifying party prompt written notice of any claim subject to indemnification; provided that an indemnified party’s failure to promptly notify the indemnifying party will not affect the indemnifying party’s obligations hereunder except to the extent that such delay prejudices the indemnifying party’s ability to defend such claim. Whether Company is the indemnifying party or the indemnified party, Company shall take control of any third party actions with counsel of its own choosing and with the right to defend or settle such claim as it deems appropriate, provided that Company will not enter into any settlement that adversely affects Consultant’s rights without Consultant’s prior written consent. Consultant agrees to reasonably cooperate with Company in the defense and settlement of any third-party claim.
8.TERM AND TERMINATION
1.aTerm. This Agreement will commence as of the Effective Date set forth above, and unless terminated earlier in accordance with the terms of this Agreement, will automatically terminate upon the termination or expiration of the Statement(s) of Work.

Exhibit 10.26

1.bTermination for Breach. The Company may terminate this Agreement (including all Statements of Work) immediately upon Consultant’s breach of Section 4 (Ownership), 5 (Confidential Information) or as provided in Section 1.6 of this Agreement. Either party may terminate this Agreement (including all Statements of Work) if the other party breaches any material term of this Agreement, and fails to cure such breach within fifteen (15) days following written notice thereof from the non-breaching party.
1.cTermination for Convenience. Company may terminate this Agreement (including all Statements of Work) at any time, for any reason or no reason, upon at least ten (10) days’ written notice to Consultant. Company may also terminate an individual Statement of Work at any time, for any reason or no reason, upon at least ten (10) days’ written notice to Consultant.
1.dEffect of Termination. Upon the expiration or termination of this Agreement for any reason: (i) Consultant will promptly deliver to Company all Deliverables, including all work in progress on any Deliverables not previously delivered to Company, if any; (ii) Consultant will promptly deliver to Company all Confidential Information in Consultant’s possession or control; (iii) Company will pay Consultant any unpaid fees associated with accepted Services and/or Deliverables due and payable to Consultant pursuant to Section 2; and (iv) Consultant will return to Company any amount(s) prepaid by Company and unused by Consultant as of the termination date.
1.eSurvival. The rights and obligations of the Parties under Sections 3, 4, 4.1, 6.3, 7, 8.4, 8.5, 9, 10, 11 and 12 will survive the expiration or termination of this Agreement.
1.LIMITATION OF LIABILITY
IN NO EVENT WILL COMPANY BE LIABLE FOR ANY: (I) SPECIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES OF ANY KIND IN CONNECTION WITH THIS AGREEMENT OR (II) DAMAGES THAT EXCEED THE TOTAL AMOUNT PAID BY COMPANY TO CONSULTANT UNDER THIS AGREEMENT, EVEN IF COMPANY HAS BEEN INFORMED IN ADVANCE OF THE POSSIBILITY OF SUCH DAMAGES AND NOT WITHSTANDING FAILURE OF ESSENTIAL PURPOSE OF ANY REMEDY.
2.COMPLIANCE
1.aOFAC Sanctions Ownership Status. Neither party nor any of its Affiliates or, to its knowledge, any director, officer, manager, or employee of such party or any of its Affiliates is a person who (a) is directly or indirectly owned or controlled by any person currently included on the specially designated nationals and blocked persons list or the consolidated sanctions list maintained by the Office of Foreign Assets Control, US Department of the Treasury (“OFAC”) or other similar list maintained by any governmental entity (collectively, “SDN List”), or (b) is directly or indirectly owned or controlled by any person who is located, organized, or resident in a country or territory that is, or whose government is, the target of sanctions imposed by OFAC or any other governmental entity. Each party shall promptly notify the other party when it or any of its Affiliates, or any of its or its Affiliates’ directors, officers, managers, employees, or agents becomes directly or indirectly owned or controlled by any person (a) included on the then-current SDN List, or (b) located, organized, or resident in a country or territory that is, or whose government is, the target of sanctions imposed by OFAC or any other governmental entity.
1.bExport Regulation. The Deliverables, including any software, documentation, and any related technical data included with, or contained in, such Deliverables and any products utilizing any such Deliverables, software, documentation, or technical data (collectively, “Regulated Deliverables”) may be subject to US export control laws and regulations, including the Export Administration Regulations and the International Traffic in Arms Regulations. Consultant shall not, and shall not permit any third parties to, directly or indirectly, export, reexport, or release any Regulated Deliverables to any jurisdiction or country to which, or any party to whom, the export, reexport, or release of any Regulated Deliverables is prohibited by applicable federal or foreign law, regulation, or rule. Consultant shall be responsible for any breach of this Section by its, and its successors' and permitted assigns’, parent, Affiliates, employees, officers, directors, partners, members, shareholders, customers, agents, distributors, resellers,

Exhibit 10.26

or vendors. Consultant shall comply with all applicable federal and foreign laws, regulations, and rules, and complete all required undertakings (including obtaining any necessary export license or other governmental approval), prior to exporting, reexporting, or releasing any Regulated Deliverables.

1.cCompliance with Laws. Consultant is responsible for complying with, at its own expense, all local, state, national, and international laws and regulations, including laws regarding export controls, anti-corruption, data protection, security, and privacy. Consultant is also responsible for obtaining all governmental approvals, licenses, permits, and authorizations that may be required to conduct its business and perform its duties under this Agreement.

1.dAnti-Corruption
i.Anti-corruption Laws. Consultant represents that it, and any party acting on its behalf, will not take any act that violates any applicable anti-corruption laws while performing its duties under this Agreement or cause Company to violate the U.S. Foreign Corrupt Practices Act (“FCPA”) or any other anti-bribery laws that apply to Company. Specifically, Consultant will not, directly or indirectly, authorize, offer, give, or agree to offer or give any payment, loan, gift, or anything of value to any person to influence: (i) any person to breach an expectation of good faith, impartiality, or trust to gain any advantage for Company or any other person in connection with any transaction related to this Agreement; or (ii) any Government Official to improperly: (a) influence any act or decision of that Government Official in her or his official capacity; (b) induce any Government Official to do or omit to do any act in violation of her or his lawful duty; (c) secure any improper advantage; or (d) induce any Government Official to use her or his influence with a Government Agency to affect or influence any act or decision of that Government Agency related to this Agreement.
ii.Accurate Books and Records. Consultant will not make any payment behalf of or for the benefit of Company that is not properly and accurately recorded in Consultant’s books and records.
iii.Audit Rights. If Company believes that a breach of Section 11.4 might have occurred or will occur, Company may retain a third party that will, with Company and at Company’s direction, have the right to conduct an audit of Consultant’s records to determine if a breach has occurred. Consultant will cooperate fully with any audit. Company also may, without penalty: (i) withhold further delivery of payment and other performance under this Agreement until Company has received confirmation to its satisfaction that no breach has or will occur; and (ii) terminate this Agreement immediately. Any audit shall be conducted during regular business hours in a manner that will not unreasonably interfere with Consultant’s normal business activities. Upon ten business days’ notice, or sooner if required by a request from a Government Agency, Consultant shall provide Company with electronic copies (unless in a format as otherwise agreed by the Parties) of all relevant records required to be retained by Consultant under this Agreement. Consultant will indemnify and hold Company harmless against all expenses, claims, losses, or damages arising from or related to any breach of Section 11.4 or the cancellation of the Agreement for breach of Section 11.4.
iv.Ownership and Performance. None of Consultant’s owners or employees is a Government Official, and Consultant will notify Company promptly if any of its owners or employees becomes a Government Official during the term of this Agreement or any amendment to it. Consultant will not have subcontractors or other entities perform its duties under this Agreement without prior written consent from Company.
v.Certification. Consultant will complete and return a certification of compliance in a form acceptable to Company stating that Consultant has complied with Section 11.4 and all applicable anti-corruption laws and has read, understands, and agrees to comply with Company’s anti-corruption policies.
vi.Definitions
1.“Government Agency” means any: (a) government or other regulatory entity; (b) government- owned or controlled entity, (including state-owned or state-controlled businesses or quasi-government entities); (c) commission, board, or legislative body; (d) political party; (e) royal family; (f) judicial body, tribunal, or arbitral body; or (g) public international organization (e.g., the World Bank or Red Cross).

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2.“Government Official” means any: (a) officer, agent, or employee of a Government Agency;
(b) person acting in an official capacity for or on behalf of a Government Agency; (c) candidate for government or political office; or (d) member of a royal family.
9.GENERAL
1.aAssignment. Consultant may not assign or transfer this Agreement, in whole or in part, without Company’s express prior written consent. Company may freely assign its rights or delegate its duties pursuant to this Agreement, without Consultant’s consent. This Agreement will be for the benefit of Company’s successors and assigns, and will be binding on Consultant’s permitted assignees.
1.bNo Election of Remedies. Except as expressly set forth in this Agreement, the exercise by Company of any of its remedies under this Agreement will not be deemed an election of remedies and will be without prejudice to its other remedies under this Agreement or available at law or in equity or otherwise.
1.cEquitable Remedies. Because Consultant’s obligations and Services under this Agreement are personal and unique and because Consultant will have access to Confidential Information of Company, Consultant’s breach of any of these obligations will cause irreparable and continuing damage to Company for which money damages are insufficient. Company is therefore entitled to injunctive relief, a decree of specific performance or other equitable relief as may be proper (including money damages if appropriate), without having to post a bond or other consideration, in addition to all other remedies that Company may have for a breach of this Agreement at law or otherwise.
1.dNo Publicity. Consultant may not use Company’s name or marks in any advertising, written sales promotion, press releases, website and/or other publicity matters relating to this Agreement without Company’s prior written consent. Consultant acknowledges that Company has a no publicity policy regarding its vendor relationships.
1.eArbitration and Governing Law. Consultant and Company agree to submit any Dispute arising between them, including any claim or controversy arising out of or relating to this Agreement or the breach, termination, enforcement, interpretation or validity thereof, including the determination of the scope or applicability of this Agreement to arbitrate, to binding arbitration administered by JAMS pursuant to its Comprehensive Arbitration Rules and Procedures. This paragraph shall not operate to limit Company's claims of infringement or other misuse of intellectual property rights, including such claims seeking injunctive relief, or either Party’s right to enforce, to the extent necessary, an arbitrator's judgment in a court of law. Consultant and Company agree that the arbitrator shall administer and conduct any arbitration in accordance with California law, including the California Code of Civil Procedure, and that the arbitrator shall apply substantive and procedural California law to any dispute or claim, without reference to rules of conflict of law. To the extent that the Comprehensive Arbitration Rules and Procedures conflict with California law, California law shall take precedence. Consultant and Company agree that any arbitration under this Agreement shall be conducted in Santa Clara County, California. Consultant and Company agree that the decision of the arbitrator shall be in writing, that it shall be final and binding upon the Parties, and that it shall be enforceable in any court having jurisdiction thereof. Consultant and Company agree that each party shall be responsible for paying such Party’s own attorneys’ fees and costs. This Agreement is governed by the laws of the State of California, excluding its conflicts of law rules. Exclusive venue for any action not subject to arbitration hereunder will lie in the state and federal courts located in California and both Parties hereby submit to the jurisdiction of such courts.
1.fSeverability. If any provision of this Agreement is held invalid or unenforceable by a court of competent jurisdiction, the remaining provisions of this Agreement will remain in full force and effect, and the provision affected shall be deemed modified to the extent necessary to allow enforceability of the provision as so limited, it being intended that Company shall receive the benefits contemplated herein to the fullest extent permitted by law. If a deemed modification is not satisfactory to make the provision enforceable, then the unenforceable provision

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shall be deemed deleted, and the validity and enforceability of the remaining provisions shall not be affected thereby.
1.gWaiver. The failure by either party to enforce any provision of this Agreement will not constitute a waiver of future enforcement of that or any other provision.
1.hNotices. All notices required under this Agreement will be in writing, will reference this Agreement, and will be deemed given: (i) when delivered personally; (ii) one (1) business day after deposit with a nationally- recognized express courier, with written confirmation of receipt; (iii) three (3) business days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one (1) business day after having been sent via electronic mail or when receipt is acknowledged by the intended recipient, whichever is earlier. All such notices will be sent to the addresses set forth above or to such other address as may be specified by either Party to the other Party in accordance with this Section.
1.iEntire Agreement. This Agreement, together with all Statements of Work, constitutes the complete and exclusive understanding and agreement of the Parties with respect to its subject matter and supersedes all prior understandings and agreements, whether written or oral, with respect to its subject matter. Any waiver, modification or amendment of any provision of this Agreement will be effective only if in writing and signed by the Parties hereto.
1.jInterpretation. As used in this Agreement, including Statements of Work, the use of the term “including” is illustrative and not limiting.
1.kOrder of Precedence. To the extent the terms and conditions of this Agreement conflict with the terms and conditions of a Statement of Work, this Agreement will control.
1.lCounterparts. This Agreement may be executed in counterparts (including, without limitation, via electronic transmission), each of which shall be deemed to be an original, but both of which shall constitute one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Party.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, in the case of a legal entity by their duly authorized officers or representatives, as of the Effective Date.

	COMPANY:		CONSULTANT:
By:	/s/ Victoria Valenzuela	By:	/s/ Herald Chen
Name:	Victoria Valenzuela	Name:	Herald Chen
Title:	Chief Legal Officer
Date:	December 29, 2023	Date:	December 29, 2023

EXHIBIT A: STATEMENT OF WORK
This Statement of Work Number 1 (this “SOW”) is issued under and subject to all of the terms of the Consulting Services Agreement dated as of January 1, 2024 (the “Agreement”), between AppLovin Corporation (“Company”) and Herald Chen (“Consultant”). Capitalized terms not defined in this SOW have the meanings provided in the Agreement.

1.Term: The term of this SOW will be twelve (12) months commencing on the Effective Date and shall continue until the end of the term, unless earlier terminated as provided in the Agreement (the “SOW Term”).
2.Description of Services: Consultant shall provide advisory services to the Company’s Chief Executive Officer and consult on special projects and other tasks as assigned to the Consultant by the Company’s CEO from time to time during the SOW Term (the “Services”). The Consultant will not have authority to enter into any contract on behalf of the Company or to make (or to purport to make) any binding representation on behalf of the Company.

3.Fees: Consultant shall receive a grant of 62,418 Company Restricted Stock Units (“RSUs”) which has an approximate initial value of USD $2,400,000.00 (two million United States dollars) for the Services.

Subject to the effectiveness of this Agreement and your continued services to the Company, your RSUs will vest quarterly over calendar year 2024 with the first vesting date to take place on the first Company standard quarterly vesting date (i.e., 20th of February, May, August and November, each a “Standard Vesting Date”) following the grant date of your RSUs, or February 20, 2024, and on each Standard Vesting Date thereafter. Your RSUs will be subject to the terms and conditions of the Company’s 2021 Equity Incentive Plan and the Company’s standard form of restricted stock unit agreement.

No right to any stock is earned or accrued until the applicable vesting date, even if the Consultant has provided Services, nor will the grant of the RSUs confer any right to continued vesting of the RSUs or the continuation of this Agreement. The settlement of any shares issued pursuant to the Consultant’s RSUs under this Agreement shall be subject to all applicable taxes and withholding in accordance with applicable law.

IN WITNESS WHEREOF, the Parties have caused this SOW to be executed by the Party or by a duly authorized representatives of the Party intending to be legally bound hereto.

	COMPANY:		CONSULTANT:
By:	/s/ Victoria Valenzuela	By:	/s/ Herald Chen
Name:	Victoria Valenzuela	Name:	Herald Chen
Title:	Chief Legal Officer
Date:	December 29, 2023	Date:	December 29, 2023